NEWS For Immediate release Contact: Daniel Culver Director of Communications www.fonar.com Email: investor@fonar.com	FONAR Corporation The Inventor of MR Scanning™ An ISO 9001 Company Melville, NY 11747 Phone: 631-694-2929 Fax: 631-390-1709

FONAR Announces 3rd Quarter Fiscal 2012 and Nine Month Financial Results, Net Income Increases 71% and Revenues Advance 12% for Nine Month Period Year Over Year

MELVILLE, NEW YORK, May 15, 2012 – FONAR Corporation (NASDAQ-FONR), The Inventor of MR Scanning™, reported today its earnings for the third quarter of fiscal 2012, and the nine month period ended March 31, 2012. The Company had net income for the past eight quarters and income from operations over the past nine quarters.

Statement of Operations Items

For the nine months ended March 31, 2012, net income was $5.1 million, a 71% increase as compared to a net income of $3.0 million for the nine-month period ended March 31, 2011. In addition, income from operations was $5.3 million for the nine months ended March 31, 2012, a 62% increase as compared to $3.3 million for the nine months ended March 31, 2011.

For the quarter ended March 31, 2012, net income and income from operations was $1.6 million. This is compared to the same period ended March 31, 2011, when net income was $1.3 million and income from operations was $1.4 million.

Total revenues, for the nine months ended March 31, 2012, increased 12% to $28.5 million, as compared to the nine months ended March 31, 2011, when total revenues were $25.4 million.

Total revenues, for the quarter ended March 31, 2012, increased 10% to $9.5 million, as compared to the quarter ended March 31, 2011, when total revenues were $8.7 million.

For the nine months ended March 31, 2012, basic net income per common share was $0.71, an increase of 34% as compared to $0.53 for the nine-month period ended March 31, 2011. For the nine months ended March 31, 2012, diluted net income per common share was $0.69, an increase of 35% as compared to $0.51 for the nine-month period ended March 31, 2011.

For the quarter ended March 31, 2012, basic net income per common share was $0.21, as compared to $0.21 for the quarter ended March 31, 2011. For the quarter ended March 31, 2012, diluted net income per common share was $0.20, as compared to $0.20 for the quarter ended March 31, 2011.

Total operating costs and expenses increased 9% to $7.9 million for the quarter ended March 31, 2012 from $7.3 million for the quarter ended March 31, 2011.

FONAR Corporation

Revenues from product sales were $1.3 million for the fiscal quarter ended March 31, 2012 as compared to $1.9 million for the corresponding quarter ended March 31, 2011. Revenues from service and repair fees were $3.0 million for the fiscal quarter ended March 31, 2012 and $2.8 for the fiscal quarter ended March 31, 2011. FONAR has installed 153 UPRIGHT® Multi-Position™ MRI scanners to date.

Significantly, revenues from the management and other fees segment, which manages the FONAR UPRIGHT® Multi-Position™ MRI diagnostic imaging centers, increased 30% to $5.2 million for the three months ended March 31, 2012, from $4.0 million for the three month period ended March 31, 2011.

Balance Sheet Items

As of March 31, 2012 total current assets were $26.9 million and total current liabilities were $22.3 million. Total assets were $34.8 million and total liabilities were $24.2 million. Total long-term liabilities were $1.8 million.

As of March 31, 2012, total cash and cash equivalents and marketable securities were $11.0 million. As of March 31, 2012, the total stockholder’s equity was $10.7 million.

Significant Events

In January 2012, The Company began managing a new scanning center featuring the FONAR UPRIGHT® Multi-Position™ MRI. The new center is in Yonkers, New York, just north of New York City. It brings the number of UPRIGHT® Multi-Position™ MRI imaging centers the Company manages to eleven. Three are in Florida and eight are in lower New York State.

On May 10, 2012, the Company announced its annual meeting to be held on June 25, 2012. Dr. Raymond Damadian, president and chairman of FONAR Corporation, presented his annual shareholder letter which can be seen on the Company’s Web site www.fonar.com.

Management Commentary

Raymond V. Damadian, MD, president and chairman of FONAR said, “We are very delighted with the continued strides that the Company has made over the past two years. In fact, net income over each of the past 8 quarters has averaged over $1.0 million per quarter or over $8.5 million. This has greatly enhanced the balance sheet of the Company. As one can tell,” remarked Dr. Damadian, “FONAR has made major headway.”

“An important reason for our success is our UPRIGHT® Multi-Position™ MRI scanning centers. By making these scanners directly available to patients, the medical community and their patients are experiencing personally the benefits of FONAR’s new UPRIGHT MRI imaging technology. The surgeons are appreciating that the better diagnoses available from our UPRIGHT® scanners for the spine and for low back pain (LBP) is resulting in better surgical outcomes for their patients. The exceptional value of this technology is proving itself firsthand to patients and their doctors alike,” said Dr. Damadian.

FONAR Corporation

“In calendar year 2009 approximately 30,000 MRI scans were performed at our centers. In 2010 the scan volume increased 20% to 36,000. Then in 2011 the volume further increased 14% to 41,000 MRI scans. Now that the eleventh MRI center in Yonkers has began operating, we can expect much more MRI scan volume growth,” concluded Dr. Damadian.

“Our flagship scanner is the UPRIGHT® Multi-Position™ MRI. It is the only scanner that scans the body in the Upright, weight-bearing position. As time goes on, we continue to establish more and more evidence of the importance of this scanner. Based on observations we made recently,” continued Dr. Damadian, “we were able to report a diagnostic breakthrough made possible by the UPRIGHT® MRI in the understanding of the genesis of multiple sclerosis (MS) this past October.”

FONAR issued a press release on October 5, 2011 which indicated that the cause of multiple sclerosis may be biomechanical and related to earlier trauma to the neck, which can result in the obstruction of the flow of cerebrospinal fluid (CSF), which is produced and stored in the central anatomic structures of the brain known as the ventricles. Since the ventricles produce a large volume of CSF each day (500 cc), an obstruction can result in a build-up of pressure within the ventricles, resulting in leakage of the CSF into the surrounding brain tissue. This leakage could be responsible for generating the brain lesions of multiple sclerosis.

Titled “The Possible Role of Cranio-Cervical Trauma and Abnormal CSF Hydrodynamics in the Genesis of Multiple Sclerosis,” The research was published in the journal Physiological Chemistry and Physics and Medical NMR (Sept. 20, 2011, 41: 1-17). It was co-authored by FONAR MRI researchers Raymond V. Damadian, M.D., president and chairman of FONAR and FONAR scientist David Chu, PhD. The complete study can be viewed at www.fonar.com/pdf/PCP41_damadian.pdf.

“We used the UPRIGHT® Multi-Position™ MRI to view the flow of cerebrospinal fluid in and out of the brain with the patients scanned UPRIGHT® and scanned lying down,” said Dr. Damadian. “The UPRIGHT® MRI also revealed that these obstructions were the result of structural deformities of the cervical spine, induced by trauma earlier in life. The findings are based on viewing the real-time flow of cerebrospinal fluid in a series of eight randomly chosen patients with multiple sclerosis. These invaluable dual observations have only been possible since the invention by FONAR of an MRI capable of imaging the patient UPRIGHT®.”

The CSF flow obstructions visualized in these MS patients can be seen by going to FONAR’s home page www.fonar.com and checking on the grey square in the upper right hand corner of the FONAR home page.

FONAR Corporation

Dr. Damadian announced the study at a Radiology Department Grand Rounds at the University of California San Diego Medical Center. William G. Bradley, Jr., M.D., Ph.D., F.A.C.R., Chairman of the Department of Radiology, and a Professor of Radiology at UCSD School of Medicine introduced Dr. Damadian to his colleagues at Grand Rounds. Dr. Bradley said, “Dr. Damadian has shown that 8 patients with MS had degenerative changes in their cervical spines which impinged on the spinal canal and limited the pulsatile, to-and-fro flow of cervical CSF over the cardiac cycle, as demonstrated on UPRIGHT® MRI. His hypothesis that increased resistance to outflow of CSF is linked to the etiology of MS has some similarities to Dr. P. Zamboni’s hypothesis that MS is due to the impeded outflow of venous blood from the brain due to dural sinus stenoses. In both theories, increased resistance to outflow of either CSF or venous blood would be expected to modify the intracranial pressure wave over the cardiac cycle. While both theories need to be further tested with larger controlled studies, it is intriguing that they seem to invoke similar pathologic changes. Whether these changes are etiologic in all cases of MS remains to be tested.”

Subsequently, FONAR reported on a 41-year-old female patient with MS that had been one of the eight patients in the original study. The FONAR UPRIGHT® MRI had found cervical malrotations at the cranio-cervical junction and alterations of CSF flow dynamics which gave rise to CSF fluid leakages into surrounding brain tissue. The CSF leakages visualized were directly connected to the MS lesions visualized on the UPRIGHT® MRI. Dr. Damadian stated, “These new observations have uncovered biomechanical barriers that appear to lead to multiple sclerosis. It is significant that these barriers may be therapeutically addressable.”

The MS patient was treated by Dr. Scott Rosa, with a proprietary protocol using an Atlas Orthogonal (AO) instrument and the FONAR UPRIGHT® Multi-Position™ MRI. The patient has experienced a significant reduction in symptoms which correlate directly to a 28.6% reduction of her CSF pressure gradient on post MRI evaluation. At this time the patient continues to be free of her MS symptoms of vertigo and vomiting on recumbency. The patient continues being administered by Dr. Rosa.

About FONAR

FONAR (NASDAQ:FONR), Melville, NY, The Inventor of MR Scanning™, was incorporated in 1978, and is the first, oldest and most experienced MRI company in the industry. FONAR introduced the world’s first commercial MRI in 1980, and went public in 1981. Since its inception, nearly 300 recumbent-OPEN MRIs and 153 UPRIGHT® Multi-Position™ MRI scanners have been installed worldwide. FONAR’s stellar product is the UPRIGHT® MRI (also known as the Stand-Up® MRI), the only whole-body MRI that performs Position™ imaging (pMRI™) and scans patients in numerous weight-bearing positions, i.e. standing, sitting, in flexion and extension, as well as the conventional lie-down position. The FONAR UPRIGHT® MRI often sees the patient’s problem that other scanners cannot because they are lie-down only. The patient-friendly UPRIGHT® MRI has a near-zero claustrophobic rejection rate by patients. Approximately 85% of patients are scanned sitting while they watch a 42” flat screen TV. FONAR is headquartered on Long Island, New York.

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UPRIGHT® and STAND-UP® are registered trademarks and The Inventor of MR Scanning™, Full Range of Motion™, Multi-Position™, Upright Radiology™, The Proof is in the Picture™, True Flow™, pMRI™, Spondylography™, Dynamic™, Spondylometry™, CSP™, and Landscape™, are trademarks of FONAR Corporation.

This release may include forward-looking statements from the company that may or may not materialize. Additional information on factors that could potentially affect the company's financial results may be found in the company's filings with the Securities and Exchange Commission and Web site, www.fonar.com.

FONAR Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

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Assets

	March 31, 2012 (UNAUDITED)	June 30, 2011
Current Assets:
Cash and cash equivalents	$11,003	$9,251
Marketable securities	34	33
Accounts receivable – net	6,236	5,264
Accounts receivable - related party	30	—
Management and other fees receivable - net	3,633	3,309
Management and other fees receivable – related medical practices – net	1,118	1,669
Costs and estimated earnings in excess of billings on uncompleted contracts	1,172	169
Inventories	3,336	2,400
Current portion of notes receivable - net	116	114
Prepaid expenses and other current assets	223	352
Total Current Assets	26,901	22,561
Property and equipment – net	3,157	3,769
Notes receivable	300	359
Other intangible assets – net	4,002	4,318
Other assets	466	574
Total Assets	$34,826	$31,581

FONAR Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

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LIABILITIES

	March 31, 2012 (UNAUDITED)	June 30, 2011
Current Liabilities:
Accounts payable	2,055	2,187
Other current liabilities	8,164	8,236
Unearned revenue on service contracts	6,357	5,762
Unearned revenue on service contracts - related parties	28	—
Customer advances	3,308	4,846
Billings in excess of costs and estimated earnings on uncompleted contracts	804	4
Income tax payable	—	75
Total Current Liabilities	22,345	23,136
Long-Term Liabilities:
Accounts payable – non current	70	102
Due to related medical practices	222	228
Long-term debt and capital leases, less current portion	1,048	1,746
Other liabilities	484	502
Total Long-Term Liabilities	1,824	2,578
Total Liabilities	24,169	25,714

FONAR Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS (Continued)

STOCKHOLDERS' EQUITY:

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	March 31, 2012 (UNAUDITED)	June 30, 2011
Class A non-voting preferred stock $.0001 par value; 453,000 shares authorized at March 31, 2012 and June 30, 2011, 313,451 issued and outstanding at March 31, 2012 and June 30, 2011	—	—
Preferred stock $.001 par value; 567,000 shares authorized at March 31, 2012 and June 30, 2011, issued and outstanding – none	—	—
Common Stock $.0001 par value; 8,500,000 shares authorized at March 31, 2012 and June 30, 2011, 5,872,905 and 5,636,571 issued at March 31, 2012 and June 30, 2011, respectively; 5,861,262 and 5,624,928 outstanding at March 31, 2012 and June 30, 2011, respectively	1	1
Class B Common Stock (10 votes per share) $ .0001 par value; 227,000 shares authorized at March 31, 2012 and June 30, 2011, 158 issued and outstanding at March 31, 2012 and June 30, 2011	—	—
Class C Common Stock (25 votes per share) $.0001 par value; 567,000 shares authorized at March 31, 2012 and June 30, 2011, 382,513 issued and outstanding at March 31, 2012 and June 30, 2011	—	—
Paid-in capital in excess of par value	173,908	173,476
Accumulated other comprehensive loss	(17)	(16)
Accumulated deficit	(169,769)	(174,110)
Notes receivable from employee stockholders	(72)	(115)
Treasury stock, at cost - 11,643 shares of common stock at March 31, 2012 and June 30, 2011	(675)	(675)
Non controlling interests	7,281	7,306

Total Stockholders' Equity	10,657	5,867

Total Liabilities and Stockholders' Equity	$34,826	$31,581

FONAR Corporation

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(000's OMITTED, except per share data)

	FOR THE THREE MONTHS ENDED
	MARCH 31,
REVENUES	2012	2011
Product sales – net	$1,309	$1,855
Service and repair fees – net	3,008	2,769
Service and repair fees – related parties - net	27	55
Management and other fees – net	3,601	2,726
Management and other fees – related medical practices – net	1,571	1,249
Total Revenues – Net	9,516	8,654

COSTS AND EXPENSES
Costs related to product sales	962	1,392
Costs related to service and repair fees	891	792
Costs related to service and repair fees – related parties	8	16
Costs related to management and other fees	2,390	1,768
Costs related to management and other fees – related medical practices	953	616
Research and development	315	453
Selling, general and administrative	2,224	2,064
Provision for bad debts	170	175
Total Costs and Expenses	7,913	7,276

Income From Operations	1,603	1,378

Interest Expense	(103)	(128)
Investment Income	53	64
Other Expense	—	(61)

Net Income	1,553	1,253
Net Income - Non Controlling Interests	261	69
Net Income - Controlling Interests	$1,292	$1,184
Net Income Available to Common Stockholders	$1,206	$1,099
Net Income Available to Class A Non-Voting Preferred Stockholders	$64	$64
Net Income Available to Class C Common Stockholders	$22	$21
Basic Net Income Per Common Share	$0.21	$0.21
Diluted Net Income Per Common Share	$0.20	$0.20
Basic and Diluted Income Per Share-Common C	$0.06	$0.05
Weighted Average Basic Shares Outstanding	5,836,229	5,345,349
Weighted Average Diluted Shares Outstanding	5,963,733	5,472,853

FONAR Corporation

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(000's OMITTED, except per share data)

	FOR THE NINE MONTHS ENDED MARCH 31,
	2012	2011
REVENUES
Product sales – net	$4,699	$6,303
Service and repair fees – net	8,720	8,111
Service and repair fees – related parties - net	83	165
Management and other fees – net	10,238	7,195
Management and other fees – related medical practices – net	4,712	3,584
Total Revenues – Net	28,452	25,358

COSTS AND EXPENSES
Costs related to product sales	3,608	5,265
Costs related to service and repair fees	2,572	2,158
Costs related to service and repair fees – related parties	24	44
Costs related to management and other fees	6,462	4,789
Costs related to management and other fees – related medical practices	2,673	1,988
Research and development	938	1,060
Selling, general and administrative	6,261	6,192
Provision for bad debts	655	606
Total Costs and Expenses	23,193	22,102

Income From Operations	5,259	3,256

Interest Expense	(333)	(359)
Interest Expense – Related Party	—	(4)
Investment Income	178	160
Interest Income - Related Party	—	1
Other Income (Expense)	55	(53)
Provision for Income Taxes	(21)	—
Net Income	5,138	3,001
Net Income - Non Controlling Interests	796	69
Net Income - Controlling Interests	$4,342	$2,932
Net Income Available to Common Stockholders	$4,051	$2,720
Net Income Available to Class A Non-voting Preferred Stockholders	$217	$164
Net Income Available to Class C Common Stockholders	$74	$53
Basic Net Income Per Common Share	$0.71	$0.53
Diluted Net Income Per Common Share	$0.69	$0.51
Basic and Diluted Income Per Share-Common C	$0.19	$0.14
Weighted Average Basic Shares Outstanding	5,744,506	5,169,253
Weighted Average Diluted Shares Outstanding	5,872,010	5,296,757

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